EXHIBIT 10.14

NORTHERN OIL AND GAS, INC.

AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 (this “Amendment”) to the Northern Oil and Gas, Inc. Amended and Restated 2009 Equity Incentive Plan (the “Plan”) is made by Northern Oil and Gas, Inc. (the “Company”), pursuant to Article XIV of the Plan, as follows:

WHEREAS, the Company sponsors the Plan to provide a means to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of the Company and its subsidiaries;

WHEREAS, the Company desires to amend the Plan to eliminate certain provisions that require accelerated vesting of equity awards upon a change in control, and to address such provision, if at all, in the applicable award agreement;

WHEREAS, the Company desires to amend the Plan to clarify the definition of “Continuing Directors” of the Company; and

WHEREAS, the Company desires to amend the Plan to raise the percentage threshold that is required to be attained in certain instances before triggering a change in control of the Company.

NOW, THEREFORE, pursuant to the powers reserved to it under the Plan, the Company hereby amends the Plan as follows:

1. Effect of Change in Control.  Article V of the Plan shall be deleted in its entirety and replaced with the following:

CHANGES IN PRESENT STOCK AND EFFECT OF CHANGE OF CONTROL

(a)           In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares included in any Award, and the exercise or purchase price of any Award.

(b)           Upon a Change in Control of the Company (as defined below) the vesting of any outstanding Options and grants of Restricted Stock shall be set forth in the agreement documenting the Award, including any provision addressing rights to accelerated vesting.  Any of the following shall constitute a “Change in Control” for the purposes hereof:

1

(i)           The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding Common Stock by a person or group acting in concert or the sale or disposition of all or substantially all of the assets of the Company, unless, in any case, the persons beneficially owning the voting securities of the Company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least fifty percent (50%) of the voting securities of the Company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately prior to the transaction;

(ii)           A majority of the individuals who constitute the Board of Directors shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the effective date of the Plan, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the effective date of the Plan for whose election proxies shall have been solicited by the Board of Directors, (C) individuals elected as directors of the Company subsequent to the effective date of the Plan pursuant to a nomination of board representation right of preferred stockholders of the Company, or (D) any individual elected or appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to newly-created directorships; or

(iii)           The Company’s shareholders approve a complete liquidation or dissolution of the Company.

2. Effect on Plan.  Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.

3. Effective Date of this Amendment.  This Amendment shall become effective as of December 20, 2012 and shall not apply to any Award granted prior to such effective date unless written consent is provided by the recipient of such Award.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 on this 20th day of December 2012.

NORTHERN OIL AND GAS, INC.:

By: /s/ Michael L. Reger
Name: Michael L. Reger
Title: Chairman and Chief Executive Officer